                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-96693 333-72533, 333-80721, 333-80725,
333-55848, 333-63382 and 333-63712) of First Virtual Communications, Inc. (formerly, FVC.COM, Inc.) of our report dated February 5, 2003 except for Note 14, which is as of April 14, 2003, relating to the consolidated financial statements of First Virtual Communications, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report, dated February 5, 2003, relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California
April 14, 2003